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                                                                    EXHIBIT 10.2

                              MASTER RIG LEASE AND
                          MANAGEMENT SERVICES AGREEMENT

         This MASTER RIG LEASE AND MANAGEMENT SERVICES AGREEMENT (the "Lease") is made on this ____ day of April, 1999 by and between Bayard Drilling, L.P., a Delaware limited partnership ("Lessor") and Nabors Drilling USA, Inc., a Delaware corporation ("Lessee").

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Lease of Equipment and Management Services. Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby leases to the Lessee, and Lessee hereby leases from Lessor, those certain oil drilling rigs ("Drilling Rigs") and all pipe, collars, equipment, inventories and supplies associated with the Drilling Rigs set forth in Attachment A (the "Property"). Lessee agrees to provide such management and administrative services as may be requested by Lessor, including but not limited to, day-to-day operations, district office and regional office; accounting, tax, legal, insurance and other stewardship services as required.

2.       Lease Term.

         a. The initial term (the "Initial Term") of this Lease shall commence on the date hereof and terminate on December 31, 1999. Lessee shall have the right and option to renew this Lease for up to three successive one-year periods (the "Option Term") following the expiration of the Initial Term. Lessee shall be deemed to have exercised such renewal rights unless and until it has given notice to Lessor that it desires to terminate this Lease. This required notice must be given in writing in accordance with Article 19 and must be received by Lessor not less than thirty days prior to the expiration of the Initial Term or such one-year period as applicable. If Lessee has not given a proper notice of termination in accordance herewith, the term of this Lease shall be extended automatically for an additional one-year period and shall remain in effect until the Lease is terminated by either party by notice to the other party not less than 30 days prior to the expiration of any such successive one-year period during the Option Term. Any such termination shall be effective only on the last day of the Initial Term or the last day of any such successive one-year period during the Option Term, as the case may be. The terms and conditions contained in this Agreement shall govern during the Option Period. Lessee shall have the right to terminate this Lease upon giving Lessor 30 days' prior written notice.

         b. As used herein, the term "Lease Term" means, subject to termination as provided above and in Section 11, the Initial Term and all such successive one-year periods during the Option Term for which this Lease is extended.

3.       Rent.

         a. The Lessee shall pay to the Lessor for use of the Property during the Lease Term rent to be determined on the following basis ("Rent"). The Rent for each Drilling Rig shall be 5% of the Equivalent Operating Dayrate (as defined below) for such Drilling Rig. For daywork contracts entered into by Lessee, the Rent shall be payable for each day that Lessee receives Operating Dayrate for the Drilling Rig. For footage and turnkey contracts, the Rent is payable for each day the Drilling Rig operates from spud of well through the rig release.

                  For daywork contracts the Equivalent Operating Dayrate is defined as:


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         (Contract Operating Dayrate x Actual Operating Days) - (Mobilization
         and Demobilization losses) Actual Operating Days

                  For footage and turnkey contracts the Equivalent Operating Dayrate is defined as the Operating Dayrate for daywork operations as specified in the contract even if such dayrate is not used for billing purposes.

                  The parties acknowledge and agree that the Rent represents a reasonable rate or rent for the Drilling Rigs after deducting a reasonable charge for the management services provided by Lessee hereunder.

         b. Lessee shall be responsible for and shall defend and indemnify and hold Lessor harmless from the payment of any taxes, duties, import and export charges and other charges or fees (and any related fines, penalties or interest) of any type or description imposed directly or indirectly on Lessee or Lessor by any federal, state, local, or foreign government or taxing authority as a result of this Lease, the property, or the operation or use of the property.

         c. Interest on any past due payments under this Lease shall accrue at the rate of 1 1/2% per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, levies, imposts, duties, fees, assessments or other charges, penalties and interest shall be paid promptly by Lessee when invoiced by Lessor.

4. Delivery of the Property. The Property shall be leased to Lessee, and Lessee accepts the Property where-is, as-is.

5.       Ownership and Use.

         a. The Property shall at all times be the sole and exclusive property of the Lessor. The Lessee shall have no rights or property interest in the Property, except for the right to use the Property in normal operations during the Lease Term. Lessee shall not use the Property for any purpose for which it was not designed or intended by the manufacturer thereof.

         b. After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Property, provided such alterations or attachments are readily removable and do not reduce the value of the Property or interfere with the normal and satisfactory operation or maintenance of the Property. All such alterations and attachments shall be and become the property of Lessor at the expiration or termination of this Lease, or at the option of Lessee, shall be removed and retained by Lessee provided the Property is restored, at Lessee's expense, to its original condition, reasonable wear and tear only excepted.

         c. So long as Lessee is not in default hereunder, Lessor shall not interfere with Lessee's use or possession of the Property during the Lease Term.

         d. The Lessee shall keep the Property free and clear from all claims, levies, liens, encumbrances and process whatsoever other than those arising by, through or under Lessor. The Lessee shall give the Lessor immediate notice of any such attachment or other judicial process affecting all or any part of the Property and take all such action as may be necessary to promptly remove the same.


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         e.       The Lessee shall not sublet or part with possession of the
                  Property or any part thereof or attempt in any other manner to dispose of the Property or transfer or assign its rights under this Lease without the prior consent of Lessor. No such purported assignment, sublease or other parting with possession of the Property shall relieve Lessee of its liabilities and obligations under this Lease.

         f. The Lessee shall use, maintain and operate the Property so as to comply with all laws, rules and regulations (domestic or foreign) applicable thereto and shall obtain all governmental permits, licenses and approvals required in connection therewith. In case any additional or other equipment, appliance or alteration is required to be made or installed on any item of Property in order to comply with such laws, regulations, requirements and rules, Lessee agrees to make or install such equipment, appliance or alteration at its own cost and expense. To the extent that Lessee agrees to comply with foreign laws, rules and regulations, nothing shall be understood as an agreement by Lessee to take any action or refrain from taking any action that would violate any law of the United States of America or that would subject Lessee to penalties under the law of the United States of America.

         g. Lessor acknowledges and recognizes that Lessee owns and operates its own drilling rigs ("Lessee's Rigs") in addition to the Drilling Rigs. Lessee shall have no obligation to use the Drilling Rigs in its drilling operations in preference to Lessee's Rigs and shall have no obligation to obtain premium rates for the Drilling Rigs or to use the Drilling Rigs in preference to Lessee's Rigs for operations paying premium rates. At all times during the Lease Term, Lessee shall, in its sole discretion, have the right to determine whether to use Drilling Rigs or Lessee's Rigs in any of its drilling operations with no obligation to account to Lessor in any way.

6. DISCLAIMER OF WARRANTY. LESSOR MAKES NO WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, AND ALL WARRANTIES OF QUALITY, DESIGN, MANUFACTURE, MAINTENANCE, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY ARE HEREBY DISCLAIMED AND EXCLUDED AND THE PROPERTY IS PROVIDED HEREUNDER ON AN AS IS, WHERE IS BASIS.

7. Repair and Replacements. The Lessee shall maintain the Property in good working order and shall thereafter keep and maintain the Property in good condition and working order and, at its own cost and expense, make all repairs, adjustments and replacements necessary for its preservation, normal wear and tear excepted. All such replacements shall immediately become the property of the Lessor. Lessee shall have the right to paint the Drilling Rigs to conform to its color scheme for rigs, but shall have the obligation to repaint the Drilling Rigs to conform to Lessor's color scheme upon termination of the Lease Term.

8. Loss of Equipment and Insurance. Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Property arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Property.

         a. Until the Property is returned to Lessor, the entire risk of loss, destruction or damage to the Property from any cause or condition whatsoever shall be borne solely and exclusively by the Lessee, and the Lease Term shall not terminate as a result of such loss, destruction or damage except as provided below. In the event a portion of the Property is lost, destroyed or damaged beyond repair, or all or any portion of the Property is damaged but not beyond repair, Lessee shall promptly repair or replace such Property with similar oil drilling equipment having a value and utility not less than those of the Property or such portion thereof which is so lost, destroyed or damaged. In the event all,



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                  but not part, of the Property is lost, destroyed or damaged beyond repair, Lessee may either replace the Property as provided above or terminate the Lease Term upon payment to the Lessor of an amount equal to the all risk property damage insurance required to be carried as provided in Section 8(b) hereof. Payment of such amount to Lessor by the insurance carrier issuing such policy or policies shall constitute payment hereunder by Lessee. All such replacement property shall immediately be conveyed to, and become the property of, Lessor, free and clear of all liens, claims and encumbrances whatsoever.

         b. Until the Property is returned to Lessor, the Lessee, at its own cost and expense, shall keep in effect with reputable insurers acceptable to the Lessor all risk and public liability insurance policies covering the Property and Lessor. Such all risk coverage shall insure the Property in an amount not less than that maintained by Lessor on the date hereof against all risks of loss or damage from every cause whatsoever. Such public liability insurance shall be in such amount as is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor on the date hereof and, from time to time, thereafter as Lessor may demand. Such policies shall provide that no less than thirty days' written notice shall be given Lessor prior to cancellation of such policies for any reason. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact coupled with an interest to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under such all risk insurance policy, and to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds. All insurance policies shall name both the Lessee and the Lessor as insured thereunder. Each damage policy shall provide for payment of all losses directly to the Lessor. Lessor shall remit such amounts to Lessee upon repair or replacement of the Property or portion thereof in respect of which such losses are paid as provided in Section 8(a) hereof. Each liability policy shall provide that all losses be paid on behalf of the Lessee and the Lessor as their respective interests appear.

9. Location and Inspection. Lessee shall keep the Property in its sole possession and control at all times. Lessor shall have the right to inspect the Property at any time and from time to time upon reasonable notice to the Lessee.

10. Return of the Property. Upon the expiration or termination of this Lease, Lessee shall return the Property to Lessor at its current location or at such other location as the parties may reasonably agree upon. The Property shall be returned to Lessor in the same condition as originally received by Lessee, normal wear and tear excepted.

11.      Termination of the Lease. This Lease may be terminated only as follows:

         a.       By agreement of the parties.

         b. Automatically, as to a Drilling Rig, in the event of the total destruction of that Drilling Rig.

         c. By Lessor in the event of a default as defined in Article 12 below.

         d.       Automatically at the end of the Lease Term.

         e. By Lessee by proper notice served in accordance with the provisions of Article 2(a).

12. Events of Default and Remedies. The occurrence of any one of the following shall constitute as Event of Default hereunder:



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         a.       Lessee fails to pay any installment of Rent on or before the fifth day following the date when the same becomes due and payable;

         b. Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Property or any items thereof, except as expressly permitted herein;

         c. Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for twenty
                  (20) days after notice thereof to Lessee by Lessor;

         d. Any representation or warranty made by Lessee herein or in any document or certificate furnished in connection herewith shall prove incorrect in any material respect;

         e. Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegation of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; or

         f. Within 30 days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 30 days after the appointment, without Lessee's consent or acquiescence, of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

         Upon the occurrence of an Event of Default, Lessor may, at its option, do any or all of the following: (i) by notice to Lessee terminate the Lease as to any or all Property; (ii) whether or not the Lease is terminated as to any or all Property, take possession of any or all of the Property, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee, and Lessee hereby agrees, to return the Property to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages, and not as s penalty, an amount equal to the present value of all monies to be paid by Lessee during the remainder of the Lease Term, discounted at the rate of 10% per annum, which payment shall become immediately due and payable; and (iv) sell, dispose of, hold, use or lease any Property as Lessee in its sole discretion may determine without, except as provided below, any duty to account to Lessee (and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Property over the sale, lease or other disposition of similar property owned or leased by Lessor). In any event, Lessee, without further demand, shall pay to Lessor an amount equal to all sums due and payable for all periods up to and including the date on which Lessor has declared this Lease to be in default.

         In the event that Lessee shall have paid to Lessor the liquidated damages referred to in clause (iii) above, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Property during the balance of the initial one-year term or the applicable successive one-year period of the Lease Term (after deduction of all expenses incurred by Lessor), said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell or lease the Property and shall not be required to give preference to the sale, lease or to other disposition of the Property over the sale, lease or other disposition of similar property owned or leased by



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         Lessor. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default including, but not limited to, all court costs and reasonable attorneys' fees. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

13. Net Lease. Except as otherwise specifically provided in this Lease or an Exhibit hereto, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease of the Property (including, but not limited to, transportation, transportation insurance, rigging, drayage, packing, installation and mobilization and demobilization charges). Lessee hereby agrees that, in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand.

14. Indemnification. Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, defend, protect, save and keep harmless Lessor and its respective successors, assigns, legal representatives, agents, officers, directors and employees, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents officers, directors and employees (whether or not also indemnified against by the manufacturer(s) or any other person), in any way relating to or arising out of this Lease or any document contemplated hereof, or the performance or enforcement of any of the terms hereof, or in any way relating to or arising out of the lease, ownership, possession, use, condition, operation, sale or other disposition of the Property by Lessee or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable); provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents, and servants, for loss or liability in respect of any item or Property arising from acts or events which occur after possession of such item of Property has been returned to Lessor or loss or liability resulting from the willful misconduct of Lessor. Lessee agrees that Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature arising in strict liability or caused directly or indirectly by the inadequacy of the Property for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business or any other consequential damages.

15. Severability. Any provisions of this Agreement found to prohibited by law shall be ineffective to the extent of such prohibition without invalidating the rest of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

16. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Texas applicable to contracts made and to be performed wholly within the State of Texas.

17. Entire Agreement. This Agreement contains the entire understanding of the parties, and such understanding may not be modified or terminated except in writing signed by the Parties and by any proper sublessee or assignee.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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19.      Notices. All notices or other communications hereunder shall be in writing and shall be delivered personally, by telecopy or overnight delivery service or mailed, by registered or certified mail, postage prepaid, to the party for which it is intended at its address set forth below or to such other address as such party shall furnish to the other party by notice hereunder.

                  If to Lessee:

                           Nabors Drilling USA, Inc.
                           515 W. Greens Rd., Suite 1000
                           Houston, Texas 77067
                           Attention: President
                           Telecopy No.: 281.775.8147

                  If to Lessor:

Bayard Drilling, L.P.
                           515 W. Greens Rd., Suite 1200
                           Houston, Texas 77067
                           Attention: President
                           Telecopy No.: 281.775.8431

20. No Waiver. No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The waiver by Lessor or Lessee of any breach of any obligation of Lessee or Lessor shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor and Lessee under this Section 20 shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

21. Binding Effect. The provision of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and permitted assigns.

22. Amendment. This Lease may be modified only by mutual agreement of the parties in writing.

23. Arbitration. Any dispute, controversy or claim arising out of or relating to this Lease or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The number of arbitrators shall be three and the place of arbitration shall be at Houston, Texas.

24. Third Party Beneficiary. Nothing in this Lease is attended to or shall be construed as to create any third party beneficiary to this Lease or otherwise confer any right in or upon any persons except the parties hereto and the respective permitted assigns.


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         IN WITNESS WHEREOF, the Lessor and Lessee each have caused this Lease to be duly executed by their duly authorized officers, effective as of the day and year first above written.

                                            NABORS DRILLING USA, INC.



                                            -------------------------------
                                            By:     Larry P. Heidt
                                            Title:  President

                                            BAYARD DRILLING, L.P.
                                            By:  BAYARD DRILLING, L.L.C.



                                            -------------------------------
                                            By:     Daniel McLachlin
                                            Title:  Manager




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